Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES SECOND QUARTER 2015 RESULTS

-RevPAR Increases 6.1%

-Net Income Increases 40.0%

-Adjusted EBITDA Increases 8.7%

-Raises 2015 Adjusted EBITDA and Net Income Guidance

CHARLOTTE, N.C. – July 30, 2015 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced consolidated results for the quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	RevPAR grew 6.1% to $48.49

•	Revenue increased 5.7% to $340.3 million

•	Adjusted EBITDA[1] increased 8.7% to $171.7 million

•	Hotel Operating Margin[1] expanded 270 basis points to 57.1%

•	Net income increased 40.0% to $64.8 million

•	Adjusted Paired Share Income[1] of $66.8 million, or $0.33 per diluted Paired Share

Six Months 2015 Highlights

•	RevPAR grew 6.4% to $44.98

•	Revenue increased 6.0% to $627.9 million

•	Adjusted EBITDA[1] increased 9.0% to $294.6 million

•	Hotel Operating Margin[1] expanded 230 basis points to 53.9%

•	Net income increased 48.6% to $92.7 million

•	Adjusted Paired Share Income[1] of $97.2 million, or $0.48 per diluted Paired Share

Extended Stay America’s Chief Executive Officer, Jim Donald, commented, “Our second quarter results demonstrate our strong execution in 2015 as we produced RevPAR growth of 6.1% and Adjusted EBITDA1 growth of 8.7%. We made progress on the Revenue Management System rollout, expanding implementation to over 60% of our properties and expect a completed rollout by the end of the third quarter.”

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of the non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

Mr. Donald continued, “Our team recently began the renovation of our next phase of 95 hotels and we remain on track to complete renovations of approximately 75% of our Extended Stay America-branded hotels by early 2016 and all Extended Stay America-branded hotels by early 2017. These renovations, coupled with our marketing and operating initiatives, should allow us to maximize the value of our national scale in the coming years. Finally, during the quarter we completed our first unsecured bond offering, extending our debt maturities at attractive rates. As evidenced by the 40% year over year increase in net income in the second quarter, it is clear that these efforts are translating into meaningful earnings growth and we continue to be focused on driving shareholder value.”

Financial and Operating Results

Total revenues for the three months ended June 30, 2015 increased 5.7% over the comparable period in 2014 to $340.3 million. Total revenues for the six months ended June 30, 2015 increased 6.0% over the comparable period in 2014 to $627.9 million.

Revenue per available room (“RevPAR”) for the three months ended June 30, 2015 grew 6.1% over the comparable period in 2014, driven by an improvement in average daily rate (“ADR”) of 8.5% while occupancy decreased to 77.1% compared to 78.8% in the comparable period in 2014. RevPAR for the six months ended June 30, 2015 grew 6.4% over the comparable period in 2014, driven by an improvement in ADR of 7.5% while occupancy decreased to 73.8% compared to 74.4% in the comparable period in 2014.

Hotel Operating Margin1 for the three months ended June 30, 2015 was 57.1% compared to 54.4% in the comparable period in 2014. Hotel operating margin flow-through, defined as the change in Hotel Operating Profit1 divided by the change in total room and other hotel revenues, was 103.9%. Hotel Operating Margin1 for the six months ended June 30, 2015 was 53.9% compared to 51.6% in the comparable period in 2014.

Adjusted EBITDA1 for the three months ended June 30, 2015 increased $13.8 million to $171.7 million, representing 8.7% growth over the comparable period in 2014. Adjusted EBITDA1 excludes non-cash equity-based compensation of $2.8 million, non-cash foreign currency transaction gain of $0.9 million, costs incurred in connection with the preparation of the registration statement filed June 5, 2015 of $0.7 million and loss on disposal of assets of $0.4 million. Adjusted EBITDA1 for the six months ended June 30, 2015 increased $24.4 million to $294.6 million, representing 9.0% growth over the comparable period in 2014.

Net income for the three months ended June 30, 2015 was $64.8 million, compared to $46.3 million in the comparable period in 2014, an increase of 40.0%. Income tax expense for the three months ended June 30, 2015 was $17.9 million compared to $14.2 million in the comparable period in 2014. Net income for the six months ended June 30, 2015 was $92.7 million compared to $62.4 million in the comparable period in 2014, an increase of 48.6%. Income tax expense for the six months ended June 30, 2015 was $26.8 million compared to $19.2 million in the comparable period in 2014.

Adjusted Paired Share Income1 for the three months ended June 30, 2015 was $66.8 million, or $0.33 per diluted Paired Share, compared to $54.7 million, or $0.27 per diluted Paired Share, in the comparable period in 2014. Adjusted Paired Share Income1 for the six months ended June 30, 2015 was $97.2 million, or $0.48 per diluted Paired Share, compared to $77.1 million, or $0.38 per diluted Paired Share in the comparable period in 2014. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Capital

The Company invested $39.9 million in capital expenditures during the second quarter of 2015, which includes hotel renovations, ordinary maintenance capital and information technology projects.

Distribution

On July 30, 2015, the Board of Directors of ESH Hospitality, Inc., the Company’s subsidiary, declared a cash distribution of $0.15 per share for the second quarter of 2015, payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders. Additionally, the Board of Directors of Extended Stay America, Inc. declared a cash distribution of $0.02 per share for the second quarter of 2015, payable to Extended Stay America, Inc.’s common shareholders. These distributions, which total to $0.17 per Paired Share, will be payable on August 27, 2015 to shareholders of record as of August 13, 2015.

2015 Outlook

The Company outlook for 2015 is as follows:

•	Total revenues are expected to increase 5.5% to 6.7% to $1.280 billion to $1.295 billion

•	Adjusted EBITDA is expected to range from $595 million to $605 million, representing approximately 6.9% to 8.7% growth over 2014

•	Depreciation and amortization of $205 million to $215 million

•	Net interest expense of $137 million to $140 million

•	Effective tax rate is expected to be between 22% and 23%

•	Net income is anticipated to range from $171 million to $192 million

•	Capital expenditures of $190 million to $210 million

Webcast and Conference Call Details

Extended Stay America will host a conference call on Thursday, July 30, 2015 at 8:30 am Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until August 13, 2015, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13613647.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit, net income, net income per share, or cash flow provided by operating activities calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s consolidated financial results prepared in accordance with U.S. GAAP.

Forward Looking Statements

This earnings release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2015 outlook and performance, free cash flow, debt reduction and distribution growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on February 26, 2015 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising 76,000 rooms and employs over 9,000 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:	Media:

Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended June 30,				Six Months Ended June 30,
2015	2014	% Variance		2015	2014	% Variance
			REVENUES:
$335,384	$317,087	5.8%	Room revenues	$618,682	$583,316	6.1%
4,927	4,827	2.1%	Other hotel revenues	9,220	8,914	3.4%

340,311	321,914	5.7%	Total revenues	627,902	592,230	6.0%
			OPERATING EXPENSES:
146,499	147,241	(0.5)%	Hotel operating expenses	291,494	289,128	0.8%
26,036	21,543	20.9%	General and administrative expenses	49,536	44,648	10.9%
50,529	46,950	7.6%	Depreciation and amortization	99,712	92,277	8.1%

223,064	215,734	3.4%	Total operating expenses	440,742	426,053	3.4%
38	65	(41.5)%	OTHER INCOME	41	271	(84.9)%

117,285	106,245	10.4%	INCOME FROM OPERATIONS	187,201	166,448	12.5%
(873)	(736)	(18.6)%	OTHER NON-OPERATING (INCOME) EXPENSE	892	1,779	(49.9)%
35,501	46,539	(23.7)%	INTEREST EXPENSE, NET	66,818	83,087	(19.6)%

82,657	60,442	36.8%	INCOME BEFORE INCOME TAX EXPENSE	119,491	81,582	46.5%
17,852	14,158	26.1%	INCOME TAX EXPENSE	26,826	19,217	39.6%

64,805	46,284	40.0%	NET INCOME	92,665	62,365	48.6%
			NET INCOME ATTRIBUTABLE TO
(6,822)	(3,048)	123.8%	NONCONTROLLING INTERESTS(1)	(13,134)	(8,339)	57.5%

			NET INCOME ATTRIBUTABLE TO
$57,983	$43,236	34.1%	COMMON SHAREHOLDERS	$79,531	$54,026	47.2%

(1)	Noncontrolling interests in Extended Stay America, Inc. include approximately 45% of ESH Hospitality, Inc.’s common equity and 125 shares of ESH Hospitality, Inc. preferred stock.

CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(Unaudited)

	June 30, 2015	December 31, 2014
Cash and cash equivalents	$68,205	$121,324
Restricted cash	$191,766	$73,382
Total assets	$4,538,700	$4,481,120
Total debt	$2,903,444	$2,912,571
Total equity	$1,418,599	$1,389,317

EXTENDED STAY AMERICA, INC.

OPERATING METRICS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Unaudited)

Three Months Ended June 30,					Six Months Ended June 30,
2015	2014	Variance			2015	2014	Variance
682	684	(2)		Number of hotels(1)	682	684	(2)
76,000	76,265	(265)		Number of rooms(1)	76,000	76,265	(265)
77.1%	78.8%	(170	) bps	Occupancy	73.8%	74.4%	(60	) bps
$62.90	$57.98	8.5%		ADR	$60.99	$56.76	7.5%
$48.49	$45.69	6.1%		RevPAR	$44.98	$42.26	6.4%
				Hotel Inventory (as of June 30):
382	321	61		Renovated Extended Stay America	382	321	61
253	314	(61)		Unrenovated Extended Stay America	253	314	(61)
47	49	(2)		Crossland Economy Studios and other	47	49	(2)

682	684	(2)		Total number of hotels	682	684	(2)
				Renovation Displacement Data (in thousands, except percentages):
6,917	6,940	(23)		Total available room nights	13,754	13,803	(49)
27	9	18		Room nights displaced from renovation	103	128	(25)
0.4%	0.1%	30	bps	% of available room nights displaced	0.7%	0.9%	(20	) bps

(1)	In July 2014, the Company sold two hotel properties.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended June 30,				Six Months Ended June 30,
2015	2014			2015		2014
$ 64,805	$46,284		Net income	$92,665		$62,365
35,501	46,539		Interest expense, net	66,818		83,087
17,852	14,158		Income tax expense	26,826		19,217
50,529	46,950		Depreciation and amortization	99,712		92,277

168,687	153,931		EBITDA	286,021		256,946
2,803	2,429		Non-cash equity-based compensation	4,919		4,890
(873)	(736)		Other non-operating (income) expense	892		1,779
1,101 (1)	2,307	(2)	Other expenses	2,744	(3)	6,592	(4)

$171,718	$157,931		Adjusted EBITDA	$294,576		$270,207

8.7%			Adjusted EBITDA % growth	9.0%

(1)	Includes costs incurred in connection with the preparation of the registration statement filed on June 5, 2015 of approximately $0.7 million and loss on disposal of assets of approximately $0.4 million.
(2)	Includes public company transition costs of approximately $1.3 million, including approximately $0.9 million in costs incurred in connection with the preparation of the registration statement filed on June 10, 2014, consulting fees of approximately $0.5 million related to the implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $0.5 million.
(3)	Includes costs incurred in connection with the preparation of the registration statement filed on June 5, 2015 of approximately $0.7 million and loss on disposal of assets of approximately $2.0 million.
(4)	Includes public company transition costs of approximately $2.4 million, including approximately $0.9 million in costs incurred in connection with the preparation of the registration statement filed on June 10, 2014, consulting fees of approximately $1.9 million related to the implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $2.3 million.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO PAIRED SHARE INCOME,

ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(In thousands, expect per Paired Share data)

(Unaudited)

Three Months Ended June 30,					Six Months Ended June 30,
2015		2014			2015		2014
$57,983		$43,236		Net income attributable to common shareholders	$79,531		$54,026
6,820		3,044		Noncontrolling interests attributable to Class B common shares of ESH REIT	13,126		8,331

64,803		46,280		Paired Share Income	92,657		62,357
1,790		7,185		Debt extinguishment costs	1,790		7,185
(684)		(562)		Other non-operating (income) expense	650		1,877
864	(1)	1,762	(2)	Other expenses	2,106	(3)	5,685	(4)

$66,773		$54,665		Adjusted Paired Share Income	$97,203		$77,104

$0.33		$0.27		Adjusted Paired Share Income per Paired Share – basic	$0.48		$0.38

$0.33		$0.27		Adjusted Paired Share Income per Paired Share – diluted	$0.48		$0.38

204,227		203,458		Weighted average Paired Shares outstanding – basic	204,117		203,380

204,553		204,362		Weighted average Paired Shares outstanding – diluted	204,465		204,376

(1)	Includes costs incurred in connection with the preparation of the registration statement filed on June 5, 2015 of approximately $0.7 million pre-tax and loss on disposal of assets of approximately $0.4 million pre-tax, which total approximately $0.9 million after-tax.
(2)	Includes public company transition costs of approximately $1.3 million pre-tax, including approximately $0.9 million pre-tax in costs incurred in connection with the preparation of the registration statement filed on June 10, 2014, consulting fees of approximately $0.5 million pre-tax related to implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $0.5 million pre-tax, which total approximately $1.8 million after-tax.
(3)	Includes costs incurred in connection with the preparation of the registration statement filed on June 5, 2015 of approximately $0.7 million pre-tax and loss on disposal of assets of approximately $2.0 million pre-tax, which total approximately $2.1 million after-tax.
(4)	Includes public company transition costs of approximately $2.4 million pre-tax, including approximately $0.9 million pre-tax in costs incurred in connection with the preparation of the registration statement filed on June 10, 2014, consulting fees of approximately $1.9 million pre-tax related to implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $2.3 million pre-tax, which total approximately $5.7 million after-tax.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(In thousands)

(Unaudited)

Three Months Ended June 30,					Six Months Ended June 30,
2015	2014	% Variance			2015	2014	% Variance
$335,384	$317,087	5.8%		Room revenues	$618,682	$583,316	6.1%
4,927	4,827	2.1%		Other hotel revenues	9,220	8,914	3.4%

340,311	321,914	5.7%		Total hotel revenues	627,902	592,230	6.0%
146,034	146,753	(0.5)%		Hotel operating expenses(1)	289,455	286,842	0.9%

$194,277	$175,161	10.9%		Hotel Operating Profit	$338,447	$305,388	10.8%

57.1%	54.4%	270	bps	Hotel Operating Margin	53.9%	51.6%	230	bps

(1)	Excludes loss on disposal of assets of approximately $0.4 million, $0.5 million, $2.0 million and $2.3 million, respectively.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

TWELVE MONTHS ENDED DECEMBER 31, 2014 (ACTUAL) AND 2015 (OUTLOOK)

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2014 Actual			Twelve Months Ended December 31, 2015 Outlook
			Low		High
$150,554		Net income	$171,255		$191,808
149,364		Interest expense, net	140,000		137,000
45,057		Income tax expense	51,153		54,100
187,207		Depreciation and amortization	215,000		205,000

532,182		EBITDA	577,408		587,908
8,803		Non-cash equity-based compensation	10,200		9,700
3,763		Other non-operating expense	892		892
2,300		Impairment of long-lived assets	—		—
(864)		Gain on sale of hotel properties	—		—
10,476	(1)	Other expenses	6,500	(2)	6,500	(2)

$556,660		Adjusted EBITDA	$595,000		$605,000

		Increase over 2014	6.9%		8.7%

(1)	Includes public company transition costs of approximately $3.0 million, including approximately $1.5 million in costs incurred in connection with the preparation of the registration statement filed on June 10, 2014, consulting fees of approximately $1.9 million related to implementation of certain key strategic initiatives, including review of our corporate infrastructure, and loss on disposal of assets of approximately $5.6 million.
(2)	Includes costs incurred in connection with the preparation of registration statements and loss on disposal of assets of $6.5 million.